SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):        April 27, 2010

CIRRUS LOGIC, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-17795	77-0024818
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2901 Via Fortuna, Austin, TX	78746
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (512) 851-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

On April 27, 2010, the Company issued a press release announcing fourth quarter and fiscal year 2010 results. The full text of the press release is furnished as Exhibit No. 99.1 to this Current Report on Form 8-K.  The press release contains forward-looking statements regarding the Company and cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

The information contained in Item 2.02 in this Current Report on Form 8-K and exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall this information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 7.01     Regulation FD Disclosure.

On April 27, 2010, the Company announced that it plans to build a new headquarters at 800 West Sixth St., Austin, Texas.  The new facility is expected to begin construction late in 2010 and be completed by the summer of 2012.  A copy of the media announcement relating to the new headquarters is attached as Exhibit 99.2 to this Current Report on Form 8-K.

The information contained in Item 7.01 in this Current Report on Form 8-K and exhibit 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall this information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01     Other Events.

The Company entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Fortis Communities-Austin, L.P. (the “Sellers”) relating to the purchase by the Company of certain real property for a planned new headquarters facility on March 24, 2010.  Pursuant to the Purchase Agreement, the Company agreed to purchase the land for $9.62 million, of which $100,000 was placed in escrow on March 24th.

In addition to the customary provisions relating to representations and warranties, covenants of the parties, and closing conditions and deliverables, the Purchase Agreement includes the following material provisions:

i.

The Company is provided a Feasibility Period through May 14, 2010, whereby it may terminate, in its sole and absolute discretion, the Purchase Agreement if the Company discovers any aspect of the property to be unsatisfactory for any reason whatsoever.

ii.

Upon deposit of an additional non-refundable $75,000 in escrow, the Company also is provided an Approval Period of thirty days immediately following the Feasibility Period.  During the Approval Period, if the Company is unable to obtain all necessary or desired approvals, then the Company may terminate the Purchase Agreement.

iii.

If the Company has not obtained the necessary or desired approvals on or before June 14, 2010, then the Company may elect to extend the expiration of the Approval Period for up to three periods of 30-days by depositing an additional non-refundable $75,000 in escrow for each extension period.  Each $75,000 extension fee paid by the Company shall not be credited against the purchase price due at closing.

The Company expects the purchase of the land to close on or before June 24, 2010, provided that the Company does not terminate the Purchase Agreement prior to the end of the Feasibility Period and receives all necessary or desired approvals by June 14, 2010.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

Exhibit		Description

99.1		Cirrus Logic, Inc. press release dated April 27, 2010
99.2		Cirrus Logic, Inc. media alert dated April 27, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIRRUS LOGIC, INC.

Date:	April 27, 2010	By:	/s/ Thurman K. Case
Name: Thurman K. Case
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Registrant’s press release dated April 27, 2010.
99.2	Cirrus Logic, Inc. media alert dated April 27, 2010